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                         SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C.  20549

                                    -------------------

                                            FORM 8-K

                                        CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of report (Date of earliest event reported):December 10, 1998

                                      Saratoga Bancorp
        (Exact name of registrant as specified in its charter)

                                           California
              (State or other jurisdiction of incorporation)

                       2-77519-LA              94-2817587
         (Commission File Number) (IRS Employer Identification No.)


           12000 Saratoga-Sunnyvale Road, Saratoga, CA  95070
           (Address of principal executive office and ZIP code)

Registrant's telephone number, including area code: (408) 973-1111

                               None
  (Former name or former address, if changed since last report)








                                   PAGE 1 OF 4 PAGES


                                    Exhibit at Page 4
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     Item 5.  Other Events

          On December 10, 1998, the Board of Directors of Saratoga Bancorp announced its intent to repurchase up to 100,000 shares of its outstanding common stock in the open market. The press release detailing this transaction is attached as Exhibit 99.

     Item 7.  Financial Statements and Exhibits

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits

               (99) Press Release issued on 12/10/98 describing stock
                    repurchase.



























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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          SARATOGA BANCORP
                                           (Registrant)



                                        By: ____________________________
                                            Mary Page Rourke
                                            Senior Vice President
                                            Treasurer (Principal Financial and
                                            Accounting Officer)



     Date:      December 10, 1998



















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                                 Exhibit 99






                FOR IMMEDIATE RELEASE
     Saratoga Bancorp (OTC BB: SRTB), parent company for Saratoga National Bank, announces intent to repurchase shares.

     The Board of Directors of Saratoga Bancorp has authorized the company to purchase up to 100,000 shares of its outstanding common stock in the open market. The transactions will take place periodically, depending on market conditions, until the approved limit is reached. The Company currently has 1,646,647 shares outstanding.

     Richard L. Mount, Chairman & CEO of Saratoga Bancorp, stated that this decision has been made in view of the company's strong capital position. The Board expects that the repurchase program will allow the company an opportunity to acquire its shares at a time when the market price does not accurately represent the Company's underlying book value.

Stock purchased under this program will be restored to the status of authorized but unissued stock of the Company.

     Saratoga National Bank operates offices in Saratoga, Los Gatos and San
Jose.
                                                    ####
                                                     December 10, 1998